Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

1940 Air Products Boulevard, Allentown, PA 18106-5500

www.airproducts.com

Tonit Calaway Elected to Air Products’ Board of Directors

LEHIGH VALLEY, Pa. (February 22, 2022) – Tonit Calaway has been elected to Air Products’ (NYSE:APD) Board of Directors effective March 1, 2022. She will serve as a member of the Air Products Board’s Corporate Governance and Nominating Committee and its Management Development and Compensation Committee.

Air Products’ Chairman, President and Chief Executive Officer Seifi Ghasemi said, “Tonit is a strong addition to our Board, having led Human Resources and Legal functions in the production and manufacturing space throughout her 23-year corporate career, as well as working for prominent law firms. At Air Products, we continue to build our diverse and inclusive culture, where people feel they belong and matter, and I have no doubt that we will benefit greatly from Tonit’s experiences and perspectives.”

Ms. Calaway is Executive Vice President and Chief Administrative Officer, General Counsel and Secretary of BorgWarner Inc. (NYSE: BWA), a $14 billion global product leader in delivering innovative and sustainable mobility solutions for the vehicle market. Before joining BorgWarner, Ms. Calaway held various leadership positions during her 18-year career at Harley-Davidson, Inc., culminating in her role as Vice President, Human Resources and President of The Harley-Davidson Foundation. Prior to Harley-Davidson, Ms. Calaway worked for two Milwaukee-based law firms.

Ms. Calaway is a graduate of the University of Wisconsin-Milwaukee and received her Juris Doctorate from the University of Chicago Law School. She is a member of the State Bar of Wisconsin.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale low- and zero-carbon hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2021 sales of $10.3 billion from operations in 50 countries and has a current market capitalization of about $60 billion. More than 20,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook, or Instagram.

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions,

-more-

expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

#                         #                        #

Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.